                                                                   EXHIBIT 10.12

================================================================================






================================================================================




                          LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS


                                                                             Page
                                                                             ----
1                          ACCOUNTING AND OTHER TERMS......................   1

2                          LOAN AND TERMS OF PAYMENT.......................   1
     2.1 Credit Extensions.................................................   1
     2.2 Interest Rate, Payments...........................................   2
     2.3 Fees..............................................................   2
     2.4 Additional Costs..................................................   2

3                          CONDITIONS OF LOANS.............................   2
     3.1 Conditions Precedent to Initial Credit Extension..................   2
     3.2 Conditions Precedent to all Credit Extensions.....................   2

4                          CREATION OF SECURITY INTEREST...................   3
     4.1 Grant of Security Interest........................................   3

5                          REPRESENTATIONS AND WARRANTIES..................   3
     5.1 Due Organization and Authorization................................   3
     5.2 Collateral........................................................   3
     5.3 Litigation........................................................   3
     5.4 No Material Adverse Change in Financial Statements................   3
     5.5 Solvency..........................................................   3
     5.6 Regulatory Compliance.............................................   4
     5.7 Subsidiaries......................................................   4
     5.8 Full Disclosure...................................................   4

6                          AFFIRMATIVE COVENANTS...........................   4
     6.1 Government Compliance.............................................   4
     6.2 Financial Statements, Reports, Certificates.......................   4
     6.3 Inventory; Returns................................................   5
     6.4 Taxes.............................................................   5
     6.5 Insurance.........................................................   5
     6.6 Primary Accounts..................................................   5
     6.7 Financial Covenants...............................................   5
     6.8 Further Assurances................................................   6

7                          NEGATIVE COVENANTS..............................   6
     7.1 Dispositions......................................................   6
     7.2 Changes in Business, Ownership, Management or Business Locations..   6
     7.3 Mergers or Acquisitions...........................................   6
     7.4 Indebtedness......................................................   6
     7.5 Encumbrance.......................................................   6
     7.6 Distributions; Investments........................................   7
     7.7 Transactions with Affiliates......................................   7
     7.8 Subordinated Debt.................................................   7
     7.9 Compliance........................................................   7

8                          EVENTS OF DEFAULT...............................   7
     8.1 Payment Default...................................................   7
     8.2 Covenant Default..................................................   7

                               TABLE OF CONTENTS
                                 (continued)


                                                                             Page
                                                                             ----
     8.3 Material Adverse Change...........................................   8
     8.4 Attachment........................................................   8
     8.5 Insolvency........................................................   8
     8.6 Other Agreements..................................................   8
     8.7 Judgments.........................................................   8
     8.8 Misrepresentations................................................   8

9                          BANK'S RIGHTS AND REMEDIES......................   8
     9.1 Rights and Remedies...............................................   8
     9.2 Power of Attorney.................................................   9
     9.3 Accounts Collection...............................................   9
     9.4 Bank Expenses.....................................................   9
     9.5 Bank's Liability for Collateral...................................  10
     9.6 Remedies Cumulative...............................................  10
     9.7 Demand Waiver.....................................................  10

10                         NOTICES.........................................  10

11                         CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.....  10

12                         GENERAL PROVISIONS..............................  10
     12.1 Successors and Assigns...........................................  10
     12.2 Indemnification..................................................  11
     12.3 Time of Essence..................................................  11
     12.4 Severability of Provision........................................  11
     12.5 Amendments in Writing, Integration...............................  11
     12.6 Counterparts.....................................................  11
     12.7 Survival.........................................................  11
     12.8 Confidentiality..................................................  11

13                         DEFINITIONS.....................................  11
     13.1 Definitions......................................................  11

       THIS LOAN AND SECURITY AGREEMENT is dated December 30, 1997, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054 with a loan production office located at 1731 Embarcadero, Ste. 220, Palo Alto, California 94303 and SYMPHONIX DEVICES, INC. ("Borrower"), whose address is 3047 Orchard Parkway, San Jose, California 95134 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS
       --------------------------

       Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2      LOAN AND TERMS OF PAYMENT
       -------------------------
2.1    CREDIT EXTENSIONS.

       Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as set forth in this Agreement.

2.1.1  Letter of Credit Facility.

       Bank will issue or have issued Letters of Credit for Borrower's account on or before the Availability End Date. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $250,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Letter of Credit Maturity Date, but Borrower's reimbursement obligation will be secured by cash or cash equivalents on terms reasonably acceptable to Bank at any time after the Letter of Credit Maturity Date if the term of this Agreement is not extended by Bank.

2.1.2  Advances.

       (a) Through December 31, 1998 (the "Availability End Date"), Bank agrees to make advances ("Advance" and, collectively, " Advances") not exceeding the Committed Line at any one time outstanding.

       (b)  Interest accrues from the date of each Advance at the rate in
Section 2.2((a)) and is payable monthly until the Availability End Date occurs. The principal amount of Advances outstanding at the close of business on the Availability End Date are payable in 48 equal monthly installments of principal beginning on the last day of each month following the Availability End Date and ending on the December 31, 2002 (the "Loan Maturity Date"). Amounts borrowed pursuant to this Section 2.1.2 may be repaid and reborrowed at any time prior to the Availability End Date provided that the aggregate principal amount of all advances outstanding at any one time shall not exceed the Committed Line Borrower may prepay the Advances in whole or in part at any time after the Availability End Date together with any Prepayment Fee (with respect to any principal amounts accruing interest at a fixed rate). Prepayment of principal made after the Availability End Date shall be applied against installments in the order of maturity.

       (c) To obtain an Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee.

2.2    INTEREST RATE, PAYMENTS.

       (a) Interest Rate. Prior to the Availability End Date, Advances accrue interest on the outstanding principal balance at a per annum rate of 0.75 percentage points above the Prime Rate. Advances outstanding as of the Availability End Date accrue interest at Borrower's option of either (i) a fixed rate equal to 350 basis points above the Treasury Note Rate or (ii) a variable per annum rate of 0.75 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. In the event Borrower elects the fixed rate option, the Prepayment fee will apply. Interest is computed on a 360 day year for the actual number of days elapsed.

       (b) Payments. Interest due on the Advances is payable on the last day of each month. Bank may debit any of Borrower's deposit accounts including Account Number __________________________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3    FEES.

       Borrower will pay:

       (a) Facility Fee. A fully earned, non-refundable Facility Fee of $10,000 for the Committed Line due on the Closing Date and an additional $10,000 for the Committed Line due on March 31, 1998; and

       (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable within 30 days of the date that Borrower receives an invoice itemizing such Bank Expenses.

2.4    ADDITIONAL COSTS.

       If any law or regulation increases Bank's costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense.

3      CONDITIONS OF LOANS
       -------------------

3.1    CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

       Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2    CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

       Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

       (a)  timely receipt of any Payment/Advance Form; and

       (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 are true in all material respects.

4      CREATION OF SECURITY INTEREST
       -----------------------------

4.1    GRANT OF SECURITY INTEREST.

       Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, Bank may place a "hold" on any deposit account pledged as Collateral.

5      REPRESENTATIONS AND WARRANTIES
       ------------------------------

       Borrower represents and warrants as follows:

5.1    DUE ORGANIZATION AND AUTHORIZATION.

       Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

       The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2    COLLATERAL.

       Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects, it being understood that sale or distribution of the Inventory for commercial purposes is subject to FDA approval and/or the approval of similar governmental authorities in foreign countries.

5.3    LITIGATION.

       Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change other than regulatory proceedings with the FDA and European governmental authorities relating to the approval of Borrower's products.

5.4    NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

       All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5    SOLVENCY.

       The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower expects to be able to pay its debts (including trade debts) as they mature.

5.6    REGULATORY COMPLIANCE.

       Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7    SUBSIDIARIES.

       Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8    FULL DISCLOSURE.

       No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements misleading (it being recognized by Bank that any projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results).

6      AFFIRMATIVE COVENANTS
       ---------------------

       Borrower will do all of the following:

6.1    GOVERNMENT COMPLIANCE.

       Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2    FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

       (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer;
(ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or to Borrower's knowledge threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank requests. Items (i) and (ii) above shall not be required at such time as Borrower is a publicly traded company, except at such time as Borrower's Remaining Months Liquidity is less than 9 months.

       (b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

6.3    INVENTORY; RETURNS.

       Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist from time to time.

6.4    TAXES.

       Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5    INSURANCE.

       Borrower will keep its business and the Collateral insured for risks and in amounts, as is customary for similar company's of Borrower's size and in Borrower's line of business. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, following the occurrence and during the continuance of an Event of Default, be payable to Bank on account of the Obligations.

6.6    PRIMARY ACCOUNTS.

       Borrower will maintain its primary U.S. depository and operating accounts with Bank.

6.7    FINANCIAL COVENANTS.

       Borrower will maintain as of the last day of each month (or as of the last day of each fiscal quarter at such time as Borrower becomes a publicly traded corporation):

       (i) DEBT/TANGIBLE NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than
1.00 to 1.00 decreasing to 0.50 to 1.00 beginning with the period ending June 30, 1998 and each period ending thereafter.

       (ii)   TANGIBLE NET WORTH.  A Tangible Net Worth of at least $5,000,000.

       (iii) DEBT SERVICE COVERAGE. At such time as Borrower is not required to comply with clauses (iv) and (v) of this Section 6.7, a ratio of earnings after tax plus interest, depreciation and amortization for the specified period on an annualized basis to current maturities of long term debt and capitalized leases ("Debt Service Coverage") of at least 1.75 to 1.00.

       (iv) LIQUIDITY COVERAGE. Unrestricted cash (and equivalents) plus fifty (50%) percent of net trade accounts receivable or net availability under an accounts receivable revolving line of credit with Bank, equal to 2 times the aggregate outstanding Credit Extensions.

       (v) REMAINING MONTHS LIQUIDITY. Borrower will maintain at least 6 months Average Monthly Cash Burn. "Average Monthly Cash Burn" shall mean Borrower's net change in cash per month as calculated on a three (3) month rolling average basis, net of changes in debt and equity.

       (vi) Notwithstanding the foregoing, Borrower shall only be required to comply with clauses (iv) and (v) of this Section 6.7 until Borrower has been in compliance therewith for three consecutive fiscal quarters.

6.8    FURTHER ASSURANCES.

       Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7      NEGATIVE COVENANTS
       ------------------

       Borrower will not do any of the following:

7.1    DISPOSITIONS.

       Without Bank's consent, which will not be unreasonably withheld, convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business, (ii) of licenses and similar arrangements for the use of a non-material portion of Borrower's property for fair and reasonable consideration (materiality being based on the assets of Borrower as appearing on its balance sheet maintained in accordance with GAAP), or (iii) of worn-out or obsolete Equipment.

7.2    CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

       Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or businesses reasonably related or incidental thereto. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any material offices or business locations.

7.3    MERGERS OR ACQUISITIONS.

       Merge or consolidate with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, that Borrower may (i)
                            -----------------
reincorporate in the State of Delaware, provided that the surviving corporation executes any and all documents reasonably required by Bank or (ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

7.4    INDEBTEDNESS.

       Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    ENCUMBRANCE.

       Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

7.6    DISTRIBUTIONS; INVESTMENTS.

       Make any Investment in any Person, other than Permitted Investments. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that (i) Borrower may make any dividend payment or
                   -------------
other distribution payable in its equity securities; (ii) Borrower may convert, or honor any conversion of, its convertible debt or equity securities outstanding from time to time in accordance with their terms, and (iii) Borrower may repurchase stock from former officers, directors or employees in accordance with the terms of repurchase agreements or stock option or purchase plans as long as an Event of Default has not occurred or would exist after giving effect to such repurchase.

7.7    TRANSACTIONS WITH AFFILIATES.

       Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person; provided that the foregoing shall not apply to (i) transactions or arrangements outstanding on the date of this agreement, (ii) transactions constituting Permitted Investments or liquidations thereof, (iii) any transaction entered into for the purpose of granting or altering registration rights with respect to the capital stock of the Borrower, or (iv) any transaction entered into prior to the date of this Agreement of which Bank has written notice.

7.8    SUBORDINATED DEBT.

       Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9    COMPLIANCE.

       Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8      EVENTS OF DEFAULT
       -----------------

       Any one of the following is an Event of Default:

8.1    PAYMENT DEFAULT.

       If Borrower fails to pay any of the Obligations when due;

8.2    COVENANT DEFAULT.

       If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3    MATERIAL ADVERSE CHANGE.

        (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that it is reasonably foreseeable that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period (a "Material Adverse Change").

8.4    ATTACHMENT.

       If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5    INSOLVENCY.

       If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 60 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6    OTHER AGREEMENTS.

       If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.7    JUDGMENTS.

       If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 20 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8    MISREPRESENTATIONS.

       If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9      BANK'S RIGHTS AND REMEDIES
       --------------------------

9.1    RIGHTS AND REMEDIES.

       While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

       (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

       (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

       (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

       (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

       (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

       (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

       (g)  Dispose of the Collateral according to the Code.

9.2    POWER OF ATTORNEY.

       Effective only while an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3    ACCOUNTS COLLECTION.

       While an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account, and Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4    BANK EXPENSES.

       If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5    BANK'S LIABILITY FOR COLLATERAL.

       If Bank complies with reasonable banking practices, it is not liable for:
(a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral;
(c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6    REMEDIES CUMULATIVE.

       Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7    DEMAND WAIVER.

       Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10     NOTICES
       -------

       All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11     CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
       -------------------------------------------

       California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12     GENERAL PROVISIONS
       ------------------

12.1   SUCCESSORS AND ASSIGNS.

       This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2   INDEMNIFICATION.

       Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3   TIME OF ESSENCE.

       Time is of the essence for the performance of all obligations in this Agreement.

12.4   SEVERABILITY OF PROVISION.

       Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5   AMENDMENTS IN WRITING, INTEGRATION.

       All amendments to this Agreement must be in writing. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6   COUNTERPARTS.

       This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7   SURVIVAL.

       All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding (other than inchoate indemnity obligations). The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8   CONFIDENTIALITY.

       In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order,

(iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

13     DEFINITIONS
       -----------

13.1   DEFINITIONS.

       In this Agreement:

       "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

       "ADVANCE" is defined in Section 2.1.2.

       "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, and, for any Person that is a limited liability company, that Person's managers and members.

       "AVAILABILITY END DATE" is defined in Section 2.1.2.

       "BANK EXPENSES" are all reasonable audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

       "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

       "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

       "CAPITALIZED PRODUCT DEVELOPMENT COSTS" are all costs associated with the development of Borrower's product, including, but not limited to software, that are not recorded as an expense and have been classified as an asset account.

       "CLOSING DATE" is the date of this Agreement.

       "CODE" is the California Uniform Commercial Code.

       "COLLATERAL" is the property described on Exhibit A.
                                                 ---------

       "COMMITTED LINE" is $2,000,000.

       "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is to be determined in accordance with GAAP.

       "CREDIT EXTENSION" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

       "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

       "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

       "GAAP" is generally accepted accounting principles.

       "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

       "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

       "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

       "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

       "LETTER OF CREDIT FACILITY" is described in Section 2.1.1.

       "LETTER OF CREDIT MATURITY DATE" is December 31, 1998, renewable annually upon Borrower's request for so long as (i) an Event of Default is not continuing and (ii) an Advance is outstanding.

       "LIEN" is a mortgage, lien, deed of trust, pledge, security interest or other encumbrance.

       "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future written agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

       "LOAN MATURITY DATE" is defined in Section 2.2.

       "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

       "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

       "PERMITTED INDEBTEDNESS" is:

       (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

       (b)  Indebtedness existing on the Closing Date and shown on the Schedule;

       (c)  Subordinated Debt;

       (d) Indebtedness to trade creditors incurred in the ordinary course of business;

       (e)  Indebtedness secured by Permitted Liens;

       (f) Indebtedness in respect of bid, performance or advance payment bonds and appeal or surety bonds;

       (g) Other Indebtedness not to exceed $100,000 in the aggregate outstanding any one time.

       "PERMITTED INVESTMENTS" are:

       (a) Investments shown on the Schedule and existing on the Closing Date;
and

       (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue or money market deposit accounts issued by a domestic commercial bank or other financial institution having capital and surplus in excess of $100 million; (iv) temporary cash investments made in accordance with the Investment Policy approved from time to time by Borrower's board of directors.

       (c) advances to employees and officers of the Company for purposes of purchasing stock of the Company and other advances to employee and officers in the ordinary course of business not to exceed $100,000;

       (d) accounts receivable created or acquired in the ordinary course of business;

       (e) investments the consideration for which is the capital stock of the Company;

       (f) investments in joint ventures or similar arrangements consisting of the licensing of technology or the providing of services by Borrower or any Subsidiary; and

       (g) investments in Subsidiaries in an aggregate amount not to exceed $2,000,000; and

       (h) other Investments not to exceed $100,000 at any one time outstanding.

       "PERMITTED LIENS" are:

       (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

       (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any of Bank's security interests;

       (c) Purchase money Liens (i) on Equipment, real property or improvements acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, real property or improvements or (ii) existing on Equipment, real property or improvements when acquired, if the Lien is confined to the property and improvements and the
          --
proceeds of the Equipment, real property or improvements together with accessions additions and attachments to such property;

       (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and
                                        --
sublicenses permit granting Bank a security interest;

       (e) statutory or common law Liens incurred in the ordinary course of business that do not have a material effect on the value of Bank's interest in the Collateral;

       (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4;

       (g) Liens that constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, that are not prior to Bank's Lien whether arising by operation of law or by contract, in connection with arrangements entered into with banks or other financial institutions in the ordinary course of business;

       (h) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title or similar changes or encumbrances affecting real property arising in the ordinary course of Borrower's business not resulting in a Material Adverse Change; and

       (i) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

       "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

       "PREPAYMENT FEE" is a fee on any portion of the Obligations with a fixed interest rate (the "Fixed Obligations") paid before the payment due date. "Base Interest Rate" means Bank's initial cost of funding the Fixed Obligations. The Prepayment Fee is calculated as follows: First Bank determines a "Current Market Rate" based on what the Bank would receive if it loaned the amount on the prepayment date in a wholesale funding market matching maturity, principal amount and principal and interest payment dates (the aggregate payments received are the "Current Market Rate Amount"). Bank may select any wholesale funding market rate as the Current Market Rate. Second, Bank will take the prepayment amount and calculate the present value of each principal and interest payment which, without prepayment, the Bank would have received during the term of the Fixed Obligations using the Base Interest Rate. The sum of the present value calculations is the "Mark to Market Amount." Third, the Bank will subtract the Mark to market Amount from the Current Market Rate Amount. Any amount greater than zero is the Prepayment Fee.

       "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

       "REMAINING MONTHS LIQUIDITY" is defined in Section 6.7.

       "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "SCHEDULE" is any attached schedule of exceptions.

       "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

       "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

       "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a)
                              -----
goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities, plus Subordinated Debt (less
                      ---
the current portion of such Subordinated Debt allowed to be paid).

       "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

       "TREASURY NOTE RATE" is a Treasury Yield Percentage. Treasury Yield Percentage is the average weekly yield (of the week ending figures) in the most recent Federal Reserve Statistical Release on actively traded U.S. Treasury obligations of similar maturity to the principal being repaid or if a Statistical Release is not published, the arithmetic average (to the nearest
 .01%) of the per annum yields to maturity for each Business Day during the week (ending at least two Business Days before the determination is made) of all actively traded marketable United States Treasury fixed interest rate securities with a constant maturity of, or not more than 30 days longer or shorter than the average life of the principal and interest payments that are being prepaid (excluding securities that can be surrendered at face value to pay Federal estate tax, or which provide for tax benefits to the holder).

       "UNRESTRICTED CASH RESERVES" is, at any time of determination, the sum of Borrower's (i) cash balance of deposit accounts and investment accounts, plus
(ii) market value of all readily marketable securities beneficially owned by Borrower, minus (iii) cash value of any certificates of deposit or securities encumbered and/or restricted by any Bank or any other Persons.

BORROWER:

Symphonix Devices, Inc.


By: /s/ Alfred G. Merriweather
   -----------------------------------

Title:  CFO
      --------------------------------

BANK:

SILICON VALLEY BANK


By: /s/ Mercy F. Forde
   -----------------------------------

Title:  Vice President
      --------------------------------

                                   EXHIBIT A
                                   ---------


     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Subject to the next sentence, the Collateral shall not include Equipment that Borrower leases from a third party or Equipment that is financed by a third party to the extent that contracts evidencing such lease or financing prohibit the granting of a security interest therein to Bank. The term "Collateral" shall not include any general intangibles or contract rights of Borrower (whether owned or held as licensee or lessee, or otherwise) to the extent that
(i)such general intangibles or contract rights are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable party thereto and (ii)such consent has not been obtained: provided, however, that "Collateral" shall include, (A)any general intangible or contract right which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and (B)any and all proceeds of any general intangibles or contract rights which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C)upon obtaining the consent of any such licensor, lessor, or other applicable party with respect to any such otherwise excluded general intangibles, contract rights and Equipment, such general intangibles, contract rights and Equipment as well as any and all proceeds thereof that might theretofore have been excluded from the term "Collateral."

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION      DATE:
                                                ---------------------

FAX#:  (408) 496-2426                     TIME:
                                                ---------------------

FROM:  Symphonix Devices, Inc.
       -----------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
             -----------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------
PHONE NUMBER:
             -----------------------------------------------------------------

FROM ACCOUNT #                         TO ACCOUNT #
               ----------------------                -------------------------

REQUESTED TRANSACTION TYPE          REQUESTED DOLLAR AMOUNT
--------------------------          -----------------------

PRINCIPAL INCREASE (ADVANCE)        $
                                     -----------------------------------------
PRINCIPAL PAYMENT (ONLY)            $
                                     -----------------------------------------
INTEREST PAYMENT (ONLY)             $
                                     -----------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)    $
                                     -----------------------------------------
OTHER INSTRUCTIONS:
                   -----------------------------------------------------------

------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

-------------------------------------          ---------------------------------
          Authorized Requester                          Phone #

-------------------------------------          ---------------------------------
          Received By (Bank)                            Phone #


                     ------------------------------------
                          Authorized Signature (Bank)

                                   EXHIBIT C
COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK
          3003 Tasman Drive
          Santa Clara, CA 95054
FROM:     SYMPHONIX DEVICES, INC.

     The undersigned authorized officer of Symphonix Devices, Inc. certifies that, except as set forth below, under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


REPORTING COVENANT                                                  Required                                       COMPLIES
------------------                                                  --------                                       --------
Monthly financial statements+CC*                             Monthly within 30 days                                 Yes  No
Annual (Audited)*                                            FYE within 90 days                                     Yes  No

*Replaced with the following at such time as Borrower becomes publicly traded and Borrower maintains a minimum Remaining Months Liquidity of no less than 9 months:


10-Q, 10-K and 8-K +CC                                           Within 5 days after filing with SEC                Yes  No

FINANCIAL COVENANT                                                  Required                    ACTUAL             COMPLIES
------------------                                                  --------                    ------             --------

Maintain on a Monthly Basis**:
  Minimum Tangible Net Worth                                        $5,000,000                  $________           Yes  No
  Maximum Debt/Tangible Net Worth                                   1.00:1.00***                _____:1.00          Yes  No
  Minimum Liquidity                                                 2X Credit Extensions
                                                                    Outstanding                 _________           Yes  No
  Remaining Months Liquidity                                        6 months Average
                                                                    Cash Burn                   _________           Yes  No
  Minimum Debt Service****                                          1.75:1.00                   _____:1.00          Yes  No

**Maintain on a Quarterly Basis at such time as Borrower becomes publicly traded and Borrower maintains a minimum Remaining Months Liquidity of no less than 9 months.
*** Decreasing to 0.50 to 1.00 as of period ending June 30, 1997 and each period ending thereafter.
**** At such time as Borrower maintains a Debt Service Coverage of at least 1.75 to 1.00 for 3 consecutive fiscal quarters, a Debt Service Coverage of at least
1.75 to 1.00 shall replace the Liquidity Coverage and Minimum Remaining Months Liquidity covenants.







COMMENTS REGARDING EXCEPTIONS:  See Attached.           BANK USE ONLY

Sincerely,                                      Received by:
                                                            --------------------
Symphonix Devices, Inc.                                      authorized signer

---------------------------
Signature                                       Date:
                                                      --------------------------
---------------------------                     Verified:
Title                                                       --------------------
                                                             authorized signer
---------------------------
Date                                            Date:
                                                      --------------------------
                                                Compliance Status:  Yes     No

                           NEGATIVE PLEDGE AGREEMENT

     This Negative Pledge Agreement is made as of December 30, 1997 by and between Symphonix Devices, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

     1. Except as permitted under the Loan and Security Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

          a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

          b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

          c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

          f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

          g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works; and

          i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works;

     2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

     3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

Symphonix Devices, Inc.


By: /s/ Alfred G. Merriweather
   ---------------------------------
Name:   Alfred G. Merriweather
     -------------------------------
Title:  CFO
      ------------------------------

BANK:

SILICON VALLEY BANK


By:  /s/ Mercy F. Forde
   ---------------------------------
Name:    Mercy F. Forde
     -------------------------------
Title:   Vice President
      ------------------------------

                         CORPORATE BORROWING RESOLUTION


BORROWER:        SYMPHONIX DEVICES, INC.      Bank:   Silicon Valley Bank
                 3047 ORCHARD PARKWAY                 1731 Embarcadero, Ste. 220
                 SAN JOSE, CA 95134                   PALO ALTO, CA 94303


I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF SYMPHONIX DEVICES, INC. ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of California.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

               NAMES                                POSITIONS                          ACTUAL SIGNATURES
               -----                                ---------                          -----------------
Harry S. Robbins                   President & CEO                             /s/ Harry S. Robbins
--------------------------------    ---------------------------------------     -----------------------------------
Alfred G. Merriweather              CFO                                         /s/ Alfred G. Merriweather
--------------------------------    ---------------------------------------     -----------------------------------

--------------------------------    ---------------------------------------     -----------------------------------

--------------------------------    ---------------------------------------     -----------------------------------

acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

     EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

     GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

     FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

     ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on December 30, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

  /s/ J. Casey McGlynn
X ______________________________________________
 *Secretary or Assistant Secretary

X ______________________________________________



*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.



                                       2